THE WELLCARE MANAGEMENT GROUP, INC.

                   Exhibit Index to Current Report on Form 8-K
                               Dated May 17, 2002

Exhibit
Number
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                                   Description
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(99.1)        Press release of the Company issued May 17, 2002.

                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE
                                                                    May 17, 2002


                       Contact: Patty Leitch for WellCare
                                  917-865-0232

         THE WELLCARE MANAGEMENT GROUP, INC. ANNOUNCES MERGER AGREEMENT

NEWBURGH, New York. (May 17, 2002) - The WellCare Management Group, Inc. (OTC BB:WELL.OB) of Newburgh, New York announced today that it has signed a definitive agreement to be acquired by a private equity group for approximately $11.75 million, less certain transaction expenses and certain regulatory capital requirements estimated to be approximately $2.46 million. The net purchase price per share of common stock, after deducting these amounts, will be approximately $.24 per share.

This transaction is subject to customary conditions to closing, including submission of the transaction to a vote of WellCare's shareholders and obtaining applicable regulatory approvals. A special meeting of WellCare's shareholders is anticipated to be held in July 2002. WellCare has obtained commitments from shareholders holding the requisite number of votes for approval of the transaction at the special meeting of shareholders with certain exceptions for competing offers that allow director-shareholders to exercise their fiduciary duties.

WellCare plans to file a proxy statement with the Securities and Exchange Commission relating to the solicitation of proxies from shareholders for use at the special meeting. All shareholders of WellCare are strongly advised to read the proxy statement when it is available because it will contain important information. When filed, the preliminary proxy statement will be available at no charge on the SEC's website at www.sec.gov.

WellCare, and its subsidiaries, offer HMO services to individuals in New York and Connecticut, many of whom are Medicaid and Medicare recipients.

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Concurrent with the signing of the WellCare acquisition agreement, the private equity group also has entered into an agreement to purchase a group of privately held Florida-based HMOs. Dr. Kiran C. Patel, WellCare's majority owner, is also a controlling shareholder of the Florida-based HMOs.

WellCare, its directors, management and employees may be soliciting proxies from WellCare shareholders in favor of the adoption of the merger agreement. A description of any interests that WellCare's directors and executive officers have in the merger will be available in the proxy statement.

This press release includes statements, which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are "forward looking" statements which are subject to the many risks and uncertainties that exist in WellCare's operations and business environment. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, WellCare's history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement WellCare's expansion plans, regulatory capital adequacy requirements, decisions and the timing of decisions made by third parties over which WellCare has little or no control, demand for WellCare's services, changes in laws or regulations or in their interpretation that impact WellCare's business, changes in economic and market conditions, risks related to legal uncertainty and other risks which are set forth in more detail in the reports and other documents filed from time to time with the Securities and Exchange Commission.


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